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                                                                     Exhibit 1

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT ("Agreement") entered into on June 29th , 1995, by and between SKF USA Inc., a Delaware corporation ("Seller"), and WALDES TRUARC, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

     A. Through the Seeger Division (the "Division"), Seller is engaged in the business (the "Business") of designing, developing, manufacturing, assembling, and selling fasteners (the "Products").

     B. Seller desires to sell the Business to Purchaser, and Purchaser desires to purchase the Business from Seller.

                              TERMS AND CONDITIONS

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:

                               GENERAL PROVISIONS

     A. Definitions: Appendix A to this Agreement sets forth the definitions of certain terms used in this Agreement. Those terms shall have the meanings set forth on Appendix A where used herein and identified with initial capital letters.

     B. Other Definitions and Meanings; Interpretation: For purposes of this Agreement, the term "parties" means (except where





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the context otherwise requires) Purchaser and Seller; the term "person" includes any natural person, firm, association, partnership, corporation, or other entity other than the parties; and the words "hereof", "herein", and other words of similar import refer to this Agreement as a whole. The table of contents and the headings of the Sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. All dollar amounts referred to herein are in United States Dollars.

     C. Knowledge: Where a statement contained in this Agreement is said to be to "Seller's knowledge" (or words of similar import), such expression means that, after having conducted an inquiry and due diligence review, the management of Division and Seller believes the statement to be true, accurate, and complete in all material respects. Purchaser shall be deemed to have all knowledge of all persons who have, on its behalf, participated directly in the negotiations concerning this Agreement.

     1.  Purchase and Sale.

         1.1 Transaction. On and subject to the terms and conditions of this Agreement, Seller will sell to Purchaser and Purchaser will purchase from Seller the Business as a going

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concern, such transaction consisting of the following:  (a) at the Closing,
Purchaser will purchase from Seller, and Seller will sell, transfer, and assign to Purchaser, all of the Acquired Assets; (b) at the Closing, Purchaser will assume and become directly and solely responsible for the payment or discharge of all of the Assumed Liabilities; and (c) Purchaser will pay to Seller the Purchase Price as herein provided. Notwithstanding such transaction, Seller will retain the Excluded Assets and the Excluded Liabilities and Purchaser will have no rights or obligations with respect thereto.

         1.2 Acquired Assets. For purposes hereof, the term "Acquired Assets" means all assets, properties, and rights, whether real, personal, or mixed, whether tangible or intangible, wherever located, and whether or not recorded on the books of the Business, held by Seller as of the Closing which relate primarily to Seller's conduct of the Business, including, all assets reflected on the books of the Business on the Closing Date, but excluding the Excluded Assets. Without limiting the generality of the foregoing, the Acquired Assets will include all of Seller's rights, title, and interest in and to the following assets (other than Excluded Assets) which are used by Seller primarily in its conduct of the Business as of the Closing:

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              (a) All petty cash and notes, accounts, and trade acceptances receivable;

              (b) All prepaid and similar items, including, without limitation, all prepaid expenses, deferred charges, advance payments, and other prepaid items;

              (c) All inventories, wherever located, including, without limitation, inventories of raw materials, components, assemblies, subassemblies, work-in-process, finished goods, replacement parts, spare parts, operating supplies, and packaging;

              (d) All real property (whether as owner, lessor, lessee, or otherwise) including, without limitation, all land, buildings, improvements, fixtures, and appurtenances thereto, and all such items under construction;

              (e) All personal property (whether as owner, lessor, lessee, or otherwise), including, without limitation, all machinery, equipment, tooling, dies, molds, jigs, patterns, gauges, materials handling equipment, furniture, office equipment, cars, trucks, and other vehicles;

              (f) All orders, contracts, and commitments for the purchase of goods and/or services, including, without limitation, all such items relating to the purchase of capital, tooling, products, supplies, and services;

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              (g) All orders, contracts, and commitments for the sale of
Products of the Division, including, without limitation, all such items relating to distribution, dealership, and similar arrangements;

              (h) All other orders, contracts, and commitments necessary to the operation of the Business, including, without limitation, all leases and licenses.

              (i) All Intellectual Property (whether as owner, inventor, employer of an inventor, licensor, licensee or otherwise), including, without limitation, all patents, trademarks, trade names, copyrights, trade secrets, technical information, manufacturing processes and techniques, designs, drawings, and other know-how;

              (j) All permits, approvals, qualifications, and the like and issued by any government or governmental unit, agency, board, body, or instrumentality, whether federal, state or local, and all applications therefor; and

              (k) Subject to the provisions of Section 6.1 hereof, all business books, records, documents, and other data, including, without limitation, all financial, operating, inventory, legal, personnel, payroll, and customer records, and all sales and promotional literature, correspondence, and files.

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         1.3  Excluded Assets.  For purposes hereof the term "Excluded Assets"
means the following rights, properties, and assets as the same shall exist as of the Closing:

              (a) All cash and cash equivalent items (other than petty cash) held by Seller as of the Closing, including without limitation, certificates of deposit, time deposits and marketable securities;

              (b) All rights, properties, and assets of Seller used by Seller primarily in a business other than the Business, including, without limitation, businesses conducted by Seller other than the Business;

              (c) The name and trademark "SKF" and related trademarks, corporate names, and trade names incorporating "SKF" or the stylized "SKF" logo which is used by Seller as part of any trademark or trade name; and

              (d) All assets held by Seller, whether in trust or otherwise, in respect of employee benefit plans pertaining to employees of the Business, except to the extent such plans are assumed by Purchaser pursuant to Section 9 hereof.

         1.4 Assumed Liabilities. For purposes hereof the term "Assumed Liabilities" means all liabilities reflected on the books of the Business on the date hereof and all liabilities and

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obligations of Seller under executory orders, contracts, and other commitments included in the Acquired Assets together with:

              (a) All liabilities and obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort, and/or other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property from an event or events occurring after the date hereof (including product recalls) and arising out of a defect or alleged defect of a Product delivered by Purchaser after the date hereof;

              (b) All liabilities and obligations arising out of, resulting from, or relating to violation of any law, statute, ordinance, or governmental requirement in connection with the use, design and ownership of the Acquired Assets by Purchaser after the date hereof or by conduct of the Business by Purchaser after the Closing;

              (c) All liabilities and obligations arising out of, resulting from, or relating to claims seeking return, replacement, and/or repair of Products pursuant to either express product warranties by Seller or product warranties or obligations implied or provided by law.

              (d) All obligations and liabilities under the Union

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Contract.

         1.5 Excluded Liabilities. For the purposes hereof the term "Excluded Liabilities" means the following liabilities and obligations as the same shall exist as of the Closing:

              (a) All liabilities and obligations incurred by Seller in connection with the conduct of its businesses other than the Business;

              (b) All liabilities and obligations of the Business which have been fully discharged or satisfied by Seller prior to the Closing in transactions in the ordinary course of business and not in breach of this Agreement;

              (c) All liabilities and obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort, and/or other similar theory, seeking compensation or recovery for or relating to injury to person or damage to property from an event or events occurring before or after the Closing (including product recalls) and arising out of a defect or alleged defect of a Product delivered by Seller prior to the date hereof;

              (d) All liabilities and obligations of Seller, or any predecessor thereof, related to the Industrial Retention and Relocation Program of the City of New York;

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              (e) All liabilities and obligations arising out of, resulting from, or relating to claims asserted by Sylvia Bridges; and

              (f) Liabilities and obligations not within Assumed Liabilities.

     2.  Payment and Closing.

         2.1 Purchase Price. The term "Purchase Price" means Seven million, nine hundred forty-three thousand, nine hundred fifty-eight dollars ($7,943,958).

         2.2 Payment of the Purchase Price. At the Closing or on the following day, Purchaser will pay Seller the Purchase Price by depositing, by bank wire transfer, the required amount (in immediately available funds) in an account of the Seller, which account shall be designated by the Seller for such purpose at least five (5) business days prior to the date of the required payment.

         2.3 Closing the Transaction.

              (a) The Closing. For purposes hereof, the term "Closing" means the time at which the transactions contemplated hereby will be consummated after satisfaction or waiver of the conditions set forth in Sections 2.4 and 2.5 of this Agreement

              (b) Time, Date and Place of Closing. The Closing will occur on June 29, 1995 or such other date as the parties may

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agree in writing (the "Closing Date").  The Closing will take place at the offices of SKF USA Inc., 1100 First Avenue, King of Prussia, PA 19406, or at such other place as the parties may agree in writing.

         2.4 Purchaser's Obligations. At the Closing, Purchaser will deliver to Seller the following:

              (a) the documents, certificates, and other items referred to in Appendix B hereof; and

              (b) the amount specified in Section 2.1 hereof.

         2.5 Seller's Obligations. At the Closing, Seller will deliver to Purchaser the following:

              (a) the documents, certificates, and other items referred to in Appendix G hereof;

              (b) Ownership to the Acquired Assets as herein contemplated; and

              (c) executed and notarized deeds, bills of sale, and such other instruments satisfactory in form and substance to Purchaser pursuant to which Seller conveys the Acquired Assets to Purchaser.

     3. Representations and Warranties of the Seller. The Seller represents and warrants to Purchaser that:

         3.1  Organization and Existence.  (a) Seller is a

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corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own the Acquired Assets and conduct the Business. Seller is duly qualified to do business in each jurisdiction where the routine of its activities in connection with the conduct of the Business requires it to be so qualified.

              (b) Power and Authority. Seller has full power and authority under its Amended Articles of Incorporation and By-Laws and the laws of the State of Delaware to execute, deliver, and perform this Agreement.

              (c) Authorization. The execution, delivery, and performance of this Agreement by Seller has been duly authorized by all requisite corporate action on the part of Seller.

              (d) Binding Effect. This Agreement is a valid, binding, and legal obligation of Seller.

         3.2 Finders. Seller has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with Seller's sale of the Business.

         3.3 Representations and Warranties True and Complete. All representations and warranties of Seller in this Agreement are

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true, accurate, and complete as of the date hereof.

         3.4 Financial Statements. Except as otherwise disclosed therein, the financial statements identified on Schedule 3.4 are true and correct in all material respects and present fairly, in accordance with generally accepted accounting principles guided by the SKF Financial Manual, a copy of which has been furnished to Purchaser, the financial position and results of operations of the Business as of the dates and for the periods therein set forth, subject only to normal year-end adjustments in the case of those statements which relate to interim periods.

         3.5 Receivables. Except as otherwise disclosed in Schedule 3.5, (1) Seller has Ownership of all accounts receivable, credits, and similar items relating to the Business listed on Schedule 3.5; (2) all of such receivables and items have arisen out of Seller's ordinary course of conduct of the Business; and (3) adequate reserves have been established on the books of the Business in accordance with Seller's standard practices and procedures for establishing reserves for delinquent and/or uncollectible accounts.

         3.6 Inventories.

             (a) Except as otherwise disclosed on Schedule 3.6, (1) Seller has Ownership of all inventories relating to the

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Business, all of which are described on Schedule 3.6; and (2) except for inventory reserves reflected on the books of the Business, all inventories of supplies, raw materials, work-in-process, and finished goods, are in good condition and of a quality usable or saleable in the ordinary course of business of the Seller.

              (b) The inventories have not been valued in compliance with the SKF Financial Manual nor with the Seeger-Orbis GmbH standard cost accounting guidelines used by Seeger-Orbis GmbH in 1994. Purchaser agrees to continue the project, which Seller had begun prior to closing, relative to recosting the inventories in accordance with Seeger-Orbis GmbH standard cost accounting guidelines used by Seeger-Orbis GmbH in 1994. Seller and Purchaser agree to cooperate with each other to recalculate the inventory value as at December 31, 1994 using the product cost values that result from applying the Seeger-Orbis GmbH standard cost accounting guidelines as would be applicable for 1994. Any adjustment to the inventories value, which result from changes between the book value of the inventories and the recalculated inventories, whether upward or downward will be taken into account in determining the amount of Aggregate Claims under Section 5.5 of this Agreement.


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         3.7  Real Estate.  Except as otherwise disclosed on Schedule 3.7, (1)
Seller does not own the real property used by the Division in the conduct of its Business; (2) in all respects, Seller has the right under valid and subsisting leases to occupy and control as a lessee (subject to the terms of such leases and to the possible effect of the Bankruptcy Code in the event of a lessor's bankruptcy or the effect of a condemnation or confiscation of the leased premises) all of the real property used by the Division in the conduct of the Business and all such real property is listed as "leased" on Schedule 3.7; (3) to Seller's knowledge, Seller is not in Default under any such lease; and (4) all improvements to such real properties are in good condition and repair, ordinary wear and tear excepted, given the purposes for which the same are used in Seller's conduct of the Business.

         3.8  Personal Property.  Except as otherwise disclosed on Schedule 3.8,
(1) Seller has Ownership of all tangible personal property listed as "owned" on
Schedule 3.8; (2) Seller has the right under valid and subsisting leases to possess and control as lessee all of the tangible personal property listed as "leased" on Schedule 3.8 (subject to the terms of such leases and to the possible effect of the Bankruptcy Code in the event of a lessor's bankruptcy or the effect of a condemnation or confiscation of the

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leased property); (3) to Seller's knowledge, Seller is not in Default under any such lease; and (4) all of such personal properties are in good condition and repair, ordinary wear and tear excepted, given the uses for which the same were intended in Seller's conduct of the Business.

         3.9 Litigation. Except as otherwise disclosed on Schedule 3.9, (1) there presently exists with the respect to the Business no pending litigation, arbitration, proceedings, actions, claims, or investigations, of which Seller has received notice, at law or in equity; (2) to Seller's knowledge, there is no threatened litigation, arbitration, proceeding, action, claim or investigation, at law or in equity, which would, individually or in the aggregate, have a material and adverse effect on the Business; and (3) Seller is subject to no notice, writ, injunction, order, or decree of any court, agency, or other governmental authority relating to the Business.

         3.10 Liabilities.  Except as otherwise disclosed on Schedule 3.10,
(1) Seller is not in Default under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness; and (2) the reserves established on the books of the Business have been established in accordance with Seller's standard practices and procedures and such reserves

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are reasonable.

         3.11 No Defaults. Except as set out in Schedule 3.11, the execution and delivery of this Agreement by Seller and the consummation of the transactions by Seller contemplated herein will not, to Seller's knowledge:
(1) violate any provision of applicable law or the Amended Articles of Incorporation or By-Laws of the Seller, (2) violate any provisions of, or grant to any third party the right to terminate, or result in the acceleration of any obligation under any governmental license or other authorization, loan document, agreement, mortgage, lien, lease, instrument, order, arbitration award, judgment or decree to which the Seller is a party or by which it is bound, or (3) affect any legal qualifications necessary to carry on the Business.

         3.12 Governmental Approval. Except as set out in Schedule 3.12, no authorization, consent or approval of, or filing with, any public body or authority is necessary on the part of Seller in connection with the consummation by Seller of the transactions contemplated in this Agreement.

         3.13 Payment of Taxes; Tax Liens:  Except as otherwise disclosed in
Schedule 3.13, (1) all tax returns required to be filed by Seller with respect to the Business have been or will be filed on or before the Closing; and (2) all taxes indicated as due

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and payable on such returns have been or will be paid when required by law.

         3.14 Changes in Condition. Except as has been disclosed to the Purchaser, there have not been with respect to the Business since December 31, 1994:

              (a) Any changes in the corporate and financial structure, properties, assets or liabilities relating to the Business which have or are reasonably expected to have a Material Adverse Effect. "Material Adverse Effect" means an effect which, directly or indirectly, subjects the Business to any liability, damage, deficiency, loss, cost or expense of US$77,000 or more or which otherwise has or is likely to have a material adverse impact on the financial condition, business or operations of the Business (other than a matter of general economic or political nature which does not affect the Business uniquely);

              (b) Any material change in the accounting methods or practices followed by the Seller, or any material change in depreciation, amortization or inventory valuation policies or rates theretofore used or adopted;

              (c) Any sale, lease, abandonment or other disposition by the Seller, of any real property, or, other than in the ordinary course of business, of any machinery, equipment or


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other operating property, or any sale, assignment, transfer, license or other disposition by the Seller of any Intellectual Property (as hereinafter defined), relating to the Business; or

              (d) Any other occurrence, event or condition (i) not in the ordinary course of business; and (ii) specifically relating to the operations of the Business (as opposed to those resulting from general economic, financial or market conditions or circumstances generally affecting the Business or resulting from the announcement of this Agreement) which, to the knowledge of the Seller is expected to have a Material Adverse Effect.

         3.15 Insurance.  Seller has insurance coverage as set out in Schedule
3.15 for its assets and business. There are no Defaults with respect to any provision contained in any insurance policy, nor has there been a failure to pay any premiums thereunder or to give any notice or present any material claim thereunder in a due and timely fashion. There is no occurrence potentially giving rise to a material claim under any insurance policy with respect to which a claim has not been asserted or for which a provision has not been made.

         3.16 Contracts. (a) Schedule 3.16 contains a complete and accurate list of the Material Contracts (as hereinafter defined) to which the Seller is a party and is bound on the date

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hereof.  Except as may be set forth in Schedule 3.16, all Material Contracts to which the Seller is a party are valid and binding agreements of the Seller and, to the knowledge of the Seller, the other parties thereto (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting enforcement of creditors' rights and to general principles of equity) and are in full force and effect, enforceable against such other parties thereto in accordance with their terms. There exists no breach or Default of any Material Contract by the Seller, or to the knowledge of Seller, by another party thereto, which would permit the cancellation or rescission of such Material Contract or would lead to a claim in excess of US$5,000. No outstanding claims or receivables under any Material Contract in excess of US$5,000 in the single case and US$21,000 in the aggregate are subject to expire pursuant to any statute of limitations prior to August 1, 1995.

              (b) A "Material Contract" shall mean any contract, agreement, commitment, arrangement, or series of related contracts or arrangements of any kind affecting the Business either (i) with a duration in excess of twelve (12) months from the date of this Agreement and which involve annual payments or receipts by the Seller of US$21,000 or more or (ii) which involves total payments

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or receipts by the Seller over the term of the contract of US$41,000 or more.

              3.17 Compliance with Laws. Administrative approvals, licenses and registrations which are necessary to operate and continue the business and operations of the Seller are without exception existing and valid. To the knowledge of the Seller, there are no past or present circumstances specifically relating to the Seller which would justify a revocation or a limitation of these approvals, licenses and registrations or which would justify the imposition of additional requirements. The Division and the Business are presently being operated in material compliance with all applicable domestic and foreign laws, rules, regulations, approvals, licenses, registrations and other legal requirements, of which failure to comply with could have a Material Adverse Effect.

              3.18 Labor Issues and Key Management. Schedule 3.18 hereto contains (a) a complete and accurate list of the employment and consulting agreements to which the Seller is a party or by which the Seller is bound pursuant to which it is obligated to pay a total annual compensation of US$65,000 or the equivalent thereof, and (b) a description of the termination notice provisions thereof. The Seller has furnished the Purchaser true and correct copies of such employment and consulting agreements. The Seller is not

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subject to any collective bargaining agreements except as disclosed in Schedule
3.18 hereto, nor, to the knowledge of the Seller, is there any threatened labor dispute. The Seller has furnished the Purchaser with true and correct copies of all agreements between the Seller and the employees working primarily in the Business.

         3.19 Employee Benefit Plans. Except for plans set forth or described on Schedule 3.19 hereto, the Seller does not maintain or contribute to any employee pension benefit or welfare plan or medical benefit plan, or any other severance, bonus, stock option, stock purchase, retirement insurance, profit sharing, or defined compensation plan, agreement or arrangement for the benefit of current or former employees ("Employee Plans").

         Except as set forth in Schedule 3.19, proper provisions or reserves regarding funding of any Employee Plan have been included in the financial statements in respect of the Seller's pension obligations towards current or former employees of the Companies.

         3.20 Machinery and Equipment. The machinery and equipment regularly being used by the Seller in the Business are adequate to the Business as currently being conducted, and such machinery and equipment is in good repair (save for reasonable wear and tear and subject to normal maintenance requirements), and is

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either owned by the Seller free and clear of all liens or encumbrances whatsoever or is leased under valid leases which, except as disclosed on
Schedule 3.20, will not be affected by the consummation of the transactions contemplated by this Agreement.

         3.21 Title to Acquired Assets. Seller has good title to all of the Acquired Assets. Acquired Assets are subject to no liens, mortgages, pledges, encumbrances or charges of any kind except for retention of title agreements entered into in the ordinary course of business.

         3.22 Environmental Matters. Under current interpretation of existing applicable legislation and/or applicable administrative regulations existing on the date hereof relating to environmental protection, there were and are no emissions or effluents by the operations of the Business which violate such legislation and/or administrative regulations.

         The Seller possesses all environmental, zoning or similar permits required for the conduct and operation of the Business and is in compliance with all the requirements and limitations thereof and all such permits are in full force and effect.

         To the knowledge of the Seller, there are no threatened proceedings against the Seller relating to the operation of the Business and/or its facilities on the grounds of violating

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legislation and/or administrative regulations with respect to the protection of the environment, including, without limitation, disposal and/or storage of industrial effluent, sewage and other wastes. The Seller has adequate facilities and/or arrangements to comply with such legislation and/or administrative regulations.

         3.23 Intellectual Property. Schedule 3.23 hereto sets forth a complete and accurate list of all copyrights, patents, trademarks, trade names, service marks, applications, registrations and licenses therefor, (such intellectual property together with know-how, collectively, the "Intellectual Property") used in the Business and owned by the Seller or in which the Seller has an interest, and identifies whether such Intellectual Property is owned or used. The Seller has rights to all inventions of any of its employees related to and useful to the Business. Except as set forth on such Schedule 3.23 hereto, Seller has not licensed to any person any Intellectual Property listed on such Schedule or any other know-how of the Seller related to the Business. To the extent the Intellectual Property used by the Seller is not owned by the Seller, the Seller is authorized by the owners thereof to use such Intellectual Property. The Intellectual Property comprises all Intellectual Property necessary to permit the operation of the Business as now being conducted. None of the Intellectual Property

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is subject to any liens or other encumbrances.  The conduct of the Business as now conducted does not, to the knowledge of the Seller, conflict with or infringe any Intellectual Property rights of any third person in any way. There is nothing to prevent the current use of the corporate names and trade names (including but not limited to "Seeger", "Anderton" and "Waldes") by the Seller hereunder.

         3.24 Savings Plan. Seller represents and warrants that the Plan, as defined in section 9.3 of this Agreement, satisfies the qualification requirements under IRC section 401(a) and that the Plan has been operated, administered and funded in accordance with the requirements of all applicable laws, including without limitation the IRC and the Employee Retirement Income Security Act of 1974, as amended, and all relevant regulations thereunder.

    4. Representations, Warranties, Guarantees and Covenants of Purchaser. Purchaser represents, warrants, covenants and guarantees to Seller the following:

         4.1 Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to consummate the transaction contemplated by this Agreement.

         4.2 Purchaser has full power and authority under its

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Articles of Incorporation and By-Laws and the laws of Delaware to execute, deliver and perform this Agreement.

         4.3 The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate actions on the part of the Purchaser.

         4.4 Other than Handelsbanken Markets, Purchaser has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with Purchaser's purchase of the Business and Purchaser shall indemnify and hold harmless the Seller against and from any broker's, finder's or similar claim, including any claim made by Handelsbanken Markets, asserting a right to compensation arising from an engagement or other agreement between the claimant and Purchaser.

         4.5 All representations, warranties, guarantees and covenants of Purchaser in this Agreement are true, accurate and complete as of the date hereof.

      5.  Indemnification.

         5.1 Seller hereby agrees to indemnify and hold Purchaser harmless against and from any liabilities, losses or damages suffered or incurred by the Purchaser, including interest thereon as well as reasonable outside attorneys' fees incurred by Purchaser in connection with any action, suit, proceeding, demand, assignment, or judgment incident to any of the matters indemnified against in this Section 5 as a result of a breach or inaccuracy of any representation, warranty or covenant by Seller contained in this Agreement.

         5.2 Seller agrees to indemnify and hold harmless Purchaser from any liabilities, losses and damages resulting from product liability claims and product recalls with respect to products delivered by Seller prior to the date hereof.

         5.3 Seller shall bear any additional tax liability, including interest and penalty, resulting from a tax assessment against the Seller with respect to any tax periods or tax returns filed prior to the date hereof.

         5.4 Claims by Purchaser can be asserted only to the extent that the damages suffered by Purchaser have not been recognized as compensable damage or have not been reimbursed to the Purchaser by an insurance company. No claim shall be brought by the Purchaser with respect to any item or matter fully and accurately disclosed in any Schedule hereto.

         5.5 Seller shall not be liable under Section 5 unless the aggregate amount of (i) the claims under Sections 5.1, 5.2, 5.3 and 5.4 of the Share Purchase Agreement between SKF GmbH,

TransTechnology Seeger-Orbis GmbH (currently doing business under the name kimo Buroservice GmbH) and TransTechnology Corporation in respect to the sale and purchase of the shares of Seeger-Orbis GmbH, (the "Share Purchase Agreement") and (ii) any claims arising under Sections 5.1, 5.2 and 5.3 of this Agreement, (collectively, the "Aggregate Claims") exceeds the sum (each sum hereafter referred to as the "Basket") of (x) DM 2,500,000, and (y) the amount by which the reserve in the Financial Statements (as defined in the Share Purchase Agreement) for any Scheduled Defect (as defined in the Share Purchase Agreement) exceeds the amount actually paid to satisfy claims pursuant to such Scheduled Defect, and (z) the amount by which reserve in the Financial Statements established for any such Scheduled Defect was changed or eliminated subsequent to the date hereto. In addition, the Seller shall only be liable for the amount by which the Aggregate Claims exceeds the Basket and to the extent such excess is allocable to a claim or claims arising under Sections 5.1, 5.2 or 5.3 of this Agreement. These limitations shall not apply to liabilities for breaches of the representations, warranties, guarantees and covenants in Sections 3.1, 3.11, 3.12, 3.13, 3.19, 3.21, 6.2 and 7.1 of this Agreement nor shall the foregoing limitations apply to the indemnification set out in the immediately succeeding sentence.

Seller shall indemnify and hold harmless Purchaser, each of its affiliates, and each of their directors, officers, employees, agents and representatives from and against any and all claims, demands, suits or proceedings, for liability, loss, damage, penalty, or tax (including payment of legal fees and expenses in connection with any defense against same), brought by any person, corporation, governmental agency or other entity, to the extent it arises from or relates to, directly or indirectly, the operation, administration, funding or qualified status of the Plan, as defined in section 9.3 of this Agreement, prior to the Closing.

         5.6 Purchaser agrees to give the Seller prompt written notice of any event, or any written claim by a third party (including tax and other governmental authorities), of which it obtains knowledge, which could give rise to any liability losses or damages as to which Seller would have responsibility to indemnify under this Agreement. Such written notice shall set forth the basis on which a claim for indemnity hereunder is requested and, in the case of claims by third parties, shall advise the Seller whether the Purchaser intends to contest same. The Purchaser shall have the right to contest such claim, in which case the Seller shall have the right to be represented, at its own expense, by its own counsel, its participation to be subject to the reasonable direction of the Purchaser.

         5.7 If the Purchaser determines not to contest such claim, the Seller shall have the right, at its own expense, to contest and defend against such claim by giving written notice to the Purchaser within fifteen (15) days after the receipt of the Purchaser's notice that it intends not to contest. If the Seller determines to contest such claim, the Purchaser shall have the right to be represented, at its own expense, by its own counsel, its participation to be subject to the reasonable direction of the Seller. If the Seller determines to contest such claim, it shall be deemed to have agreed that such claim is absolutely subject to indemnification hereunder, and, if the Seller subsequently determines to settle such claim, such settlement shall be subject to Section
5.10 hereof. If the Seller fails to undertake the defense of or settle or pay any such third-party claims within fifteen (15) days after the Purchaser has given written notice to the Seller advising that the Purchaser does not intend to contest such claim, or if the Seller, after having given notice to the Purchaser that it intends to contest such claim, fails promptly to defend, settle, or pay such claim, then the Purchaser may take any and all necessary action to dispose of such claim, including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, and the Seller shall be liable to indemnify, upon demand, the Purchaser for the full amount of the indemnity claim thereof.

         5.8 Purchaser hereby agrees to indemnify and hold Seller harmless against and from any losses or damages suffered or incurred by the Seller, including interest thereon as well as reasonable outside attorneys' fees incurred by Seller in connection with any action, suit, proceeding, demand, assignment or judgment arising from a breach or inaccuracy of any representation, warranty or covenant by Purchaser contained in Section 4 of this Agreement, Purchaser's failure to pay or satisfy or cause to be paid or satisfied any of the Assumed Liabilities when due and payable, or nonperformance of any obligations to be performed on the part of the Purchaser under this Agreement.

         5.9 In any case, each party shall make available to the other and its attorneys at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim and the party contesting any such claim shall be furnished with all reasonable assistance in connection therewith by the other party or parties.

         5.10 In the event that a party has a firm proposal acceptable to the third party to settle any such third party claim, the indemnifying party shall advise the indemnified party in writing of the terms of the proposed settlement. If such proposed settlement is unsatisfactory to the indemnified party, the indemnified party shall have the right, at its expense, to contest such claim by giving written notice of such election to the indemnifying party within fifteen (15) days of the indemnified party's receipt of the advice of the proposed settlement. If the proposed settlement rejected by the indemnified party calls for the payment of only monetary damages to the third-party claimant, the indemnifying party shall have the right to tender the defense to the indemnified party, in which case the indemnifying party's liability to the indemnified party hereunder with respect to such claim shall be limited to the dollar amount of the proposed settlement rejected by the indemnified party as unsatisfactory, and the indemnified party shall have full authority for the future defense of such claim and, except for the indemnifying party's liability up to an amount equal to the proposed settlement, full responsibility for any and all liabilities, obligations, costs and expenses resulting therefrom. In no event shall either party have any authority to conclude any settlement subject to the indemnification provisions of this Agreement in the absence of the written consent of the other party hereto except as specifically provided herein.

         5.11 The period during which claims under the respective representations, warranties, guarantees and covenants of Seller contained in
Section 3 and of Purchaser contained in Section 4 shall be pursuable shall be until June 30, 1996, except that such period for claims under Section 3.22 shall be June 30, 1998; for claims under Section 3.1 shall be 30 years after the date hereof; and for claims under Section 3.13 shall be the applicable statute of limitations period.

    6.   Additional Agreements

         6.1 Access to Former Business Records. For a period of ten (10) years (in the case of tax records) and five (5) years (in the case of other records), from the date hereof, Purchaser will retain all business records constituting part of the Acquired Assets. During such period, Purchaser will afford duly authorized representatives of Seller displaying appropriate credentials free and reasonable access to all of such records and will permit such representatives to make abstracts from, or to take copies of any of such records, or to obtain temporary possession of any thereof as may be reasonably required by Seller.

         6.2 Seller's Obligation Not to Compete. (a) For a period of three (3) years from the date hereof, Seller shall not compete, directly or indirectly, with the Purchaser or any Affiliate thereof in the geographic areas and the lines of business of the Business as of the date hereof; in particular, Seller shall not hold any interest, directly or indirectly, in any company or other entity which competes with the Business, and shall not support such company or other entity in any other way. This prohibition does not apply in the event that Seller, after the date hereof, will become the direct or indirect owner of a business, which in part but not as a whole, competes with the Business (such competing part being hereinafter referred to as the "Competing Business"), provided that (i) Purchaser shall be granted, immediately after Seller becomes the direct or indirect owner of the Competing Business, a right of first purchase/refusal with respect to the Competing Business, and (ii) Seller shall divest of the Competing Business within one year after Seller became its direct or indirect owner. Furthermore, this prohibition does not apply to the ownership of stock up to 5% in a publicly traded company solely for investment purposes.

         For purposes of this provision, geographic area shall mean those countries where the Division manufactures or distributes Products on the date hereof.

              (b) Except where Seller is obligated to offer employment rights under employment arrangements in effect on the date hereof, Seller covenants not to offer, or to allow any of its affiliates to offer, any employment to any current or future employees of the Purchaser. The covenant in this Section 6.2(b) shall expire one year from the date hereof.

              (c) For each breach by the Seller of the covenant set forth in section 6.2(a) hereof, Seller shall pay to Purchaser a contractual penalty of US$28,000. If Seller continues to breach the covenant after receiving a written demand from Purchaser, Seller shall pay an additional penalty of US$28,000 for each calendar month during which the breach continues. This penalty is in addition to any other legal remedies which Purchaser may have, including the right to request injunctive relief or to claim damages in excess of the penalty.

         6.3 Assistance. Seller shall cooperate with Purchaser in order to assist Purchaser to obtain novations and consents to assignments or other transfers of interests in orders, contracts and commitments included in the Acquired Assets. If any such novation or consent is not obtained in respect of any order, contract or commitment included in the Acquired Assets, the Seller will cooperate in reasonable arrangements required by Purchaser to provide the Purchaser with the benefits under such order, contract or commitment.

    7.   Covenant to Discontinue the Use of Names and Name Components.

         7.1 Seller undertakes to, after the date hereof, refrain from using, directly or indirectly (by any affiliated enterprise) any trademark, trade name, firm name, service mark or component thereof exclusively being used or owned by Seller or any Affiliate thereof, including but not limited to "Seeger", "Waldes" and "Anderton".

         7.2 Immediately after the date hereof, Purchaser will refrain from using, directly or indirectly, any trade name, trademark, service mark, firm name or component thereof in connection with "SKF".

    8.   Actions After Closing.

         8.1 Further Conveyances. After the Closing, Seller will, without further cost or expense to Purchaser, execute and deliver to Purchaser (or cause to be executed and delivered to Purchaser), such additional instruments of conveyance, and Seller shall take such other and further actions as Purchaser may reasonably request and which are ordinarily provided by a seller, more completely to sell, transfer, and assign to Purchaser and vest in Purchaser ownership to the Acquired Assets.

    9.   Employees and Employee Benefits.

         9.1 Employment. Effective as of the Closing, Purchaser shall offer employment to each employee of the Business. Except where Seller is obligated to offer employment rights under employment arrangements in effect on the date hereof, Seller will neither employ nor offer employment to any employees hired by Purchaser during the twelve (12) month period commencing on the Closing Date without the prior written consent of Purchaser.

         9.2 Pension Plan. Seller is currently a contributing employer with respect to the Electronics Local 431 Pension Plan and related Trust Agreement (the "Pension Plan"), a multiemployer plan covering hourly employees of the Business who are represented by the Union. With respect to the Pension Plan, Purchaser will replace Seller as contributing employer with respect to such employees as of the Closing and will thereafter make payments into the Machine and Instrument Pension Trust Fund in accordance with the provisions of Article XV of the Union Contract. Seller shall be relieved of all obligations to make contributions with respect to the Pension Plan with respect to services rendered by employees of the Business after the Closing.

     With respect to the Pension Plan, Purchaser represents that its financial condition is adequate to meet the financial sufficiency requirements or ERISA Reg. Section 2643.14 and agrees that it wishes to treat the transaction contemplated by this Agreement as a sale of assets described in and covered by ERISA section 4204, that it will cooperate fully in the securing of a variance of the bond/escrow and sale-contract requirements of ERISA section 4204(a)(1)(B) and (C) in accordance with Reg. Section 2643.11, including the provision of required financial information, and that, if such variance is not granted, or if Seller or the Pension Plan so request pending consideration of a variance request by the Pension Plan, it will provide the bond or escrow arrangement required under ERISA section 4204(a)(1)(B). Seller agrees that it is secondarily liable to the Pension Plan with respect to certain withdrawal liability in the event of certain Purchaser withdrawals as specified in and in accordance with ERISA section 4204(a)(1)(C).

         9.3 Savings Plan. Purchaser agrees to assume all liabilities and obligations with respect to, and become the successor employer to Seller under the Seeger, Inc. 401(k) Savings Plan (a prototype profit-sharing/401(k) plan sponsored by Massachusetts Mutual Life Insurance Company and funded with a Group Annuity Contract between Massachusetts Mutual Life Insurance Company and Seller) (the "Seeger Plan") as of the Closing, including entering into and continuing to fund a comparable group annuity contract (or similar arrangement) to which the funds maintained under the current Group Annuity Contract will be transferred, and to continue to make and allow employer and employee contributions to the Seeger Plan in accordance with the terms thereof for at least thirty (30) days following the Closing. Purchaser further agrees that if and when the Seeger Plan is substantially amended, frozen, terminated or merged into the TransTechnology Corporation Retirement Savings (the "TTC Plan"), it will permit non-collectively bargained employees of the Business to participate in the TTC Plan on the same basis as other similarly situated employees of Purchaser and give service credit thereunder, for all purposes, for prior service with Seller.

     Seller will discontinue all employer and employee contributions to the Seeger Plan as of the Closing, except for any employer matching contributions attributable to employee salary reduction contributions made prior to the Closing. Seller agrees to provide Purchaser with such information regarding employees of the Businesses previously employed by Seller as may be requested by Purchaser in connection with administration of the Seeger Plan with respect to such employees, and to cooperate fully in arranging the assumption of the Seeger Plan and Group Annuity Contract by Purchaser.

         9.4 Accrued Vacation. As of the Closing, Purchaser will assume all obligations of Seller to employees of the Business who become employees of the Purchaser at the Closing for accrued vacation. Seller will have no obligation to make any payment to employees after the date hereof with respect to any vacation pay entitlement.

         9.5 Workers' Compensation. Purchaser will bear the cost and expense of workers' compensation claims filed after the date hereof arising out of injuries sustained on, or after the date hereof by employees of the Business.

         9.6 Severance Payments. Seller will bear the entire cost and expense of severance payments payable to employees of the Business whose employment with the Business is terminated by Seller before the Closing. Purchaser will bear the entire cost and expense of severance payments payable to employees of the Business whose employment with the Business is terminated by Purchaser at or after the Closing.

         9.7 Liabilities with respect to Employees; COBRA. Except as otherwise provided in this Section 9.7, as of the Closing, Purchaser shall assume all liabilities (including liabilities for taxes, penalties, expenses (such as administrative expenses), and other amounts) of Seller with respect to all persons who are, as of the Closing, current employees of the Business (or are beneficiaries of such persons). Except in the case of COBRA liabilities described below, the preceding sentence shall not apply to liabilities that
(i) arise prior to the Closing, (ii) relate solely to periods prior to the Closing, or (iii) are not caused in whole or in part, directly or indirectly by this Agreement or the transaction contemplated by this Agreement. Accordingly, for example, the first sentence of this Section 9.7 shall apply to any liability that is based in whole or in part, directly or indirectly, on any termination of employment (or alleged termination of employment) that occurs by virtue of an employee of the Business ceasing to be employed by Seller and becoming employed by Purchaser. The first sentence of this
Section 9.7 shall also apply to indirect forms of compensation required by law such as liabilities arising under the health plan continuation requirements of Code section 4980B and of Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 (or under similar State or local laws) ("COBRA liabilities"). The COBRA liabilities assumed shall include (i) all such liabilities without regard to, for example, whether the "qualifying event" giving rise to such liability occurred before, on or after the Closing and
(ii) all requirements arising under the same laws, such as the obligation to provide notices. In addition, commencing as of the Closing, Purchaser agrees
(i) to provide to all salaried employees of the Business who become employed by Purchaser health coverage that is comparable to the health coverage provided to similarly situated employees of Purchaser, and (ii) to provide to all other employees of the Business who become employed by Purchaser health and other coverages pursuant to the Union Contract.

     10. Notices. Except as otherwise provided herein, any notices required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon delivery thereof to the party to be notified (in the case of a fax, by delivery with confirmation of receipt), in each case to the address of the party to be notified, as follows:

          (a) If to Buyer:

              TransTechnology Corporation
              700 Liberty Avenue
              Union, New Jersey 07083-0198
              U.S.A.
              Attention: Valentina Doss, Esq.
              Vice President, Secretary and General Counsel
              Telephone: 001-908-964-5666
              Telefax:  001-908-688-8618

              With copies to:

              Pfaltz & Woller, P.A.
              382 Springfield Avenue
              Summit, New Jersey 07901
              U.S.A.

              Attention: Gerald C. Harvey, Esq.
              Telephone: 001-908-273-1974
              Telefax:  001-908-273-9279

          (b) If to Seller:

              SKF USA Inc.
              1100 First Avenue
              King of Prussia, Pennsylvania 19406-0907
              U.S.A.
              Attention: Allen G. Belenson, Esq.
              Vice President, Secretary and General Counsel
              Telephone:  001-610-962-4464
              Telefax:    001-610-265-0404


    11.  Miscellaneous Provisions.

         11.1 Assignment. Neither party shall assign or delegate this Agreement or any rights, obligations or claims arising hereunder to a third party, except that the Purchaser may effect such assignment or delegation to an affiliate.

         11.2 Transfer Taxes. The Purchaser will bear all transfer taxes and fees which may result from the sale and transfer of the Acquired Assets from Seller to Purchaser, including filing and recording fees, sales taxes and taxes
substantially similar thereto.   Purchaser shall  furnish Seller an executed
Resale Certificate (Form ST-3) covering the inventories to be transferred hereunder.

         11.3 Bulk Sales. Purchaser waives compliance by Seller with the provisions of any so-called bulk sales law of any state.

Seller will indemnify Purchaser from and against loss or damage Purchaser may suffer arising out of such noncompliance.

         11.4 Amendments. Amendments and alterations to this Agreement, including this Section 11.4, are only valid if they are set out in a writing and signed on behalf of both Seller and Purchaser.

         11.5 Public Announcement. Neither party shall make any public announcement of the transactions contemplated herein except at a time and in a manner agreed by both parties in writing or required under applicable laws and regulations.

         11.6 Confidentiality. The parties shall treat as confidential and not disclose to any third party either the contents or the existence of this Agreement, except that relevant information may be submitted to pertinent authorities.

         11.7 Survival. All representations, warranties, guarantees and covenants made by the parties in or pursuant to this Agreement shall survive the date hereof. There are no representations, warranties, guarantees or covenants of Seller beyond those set forth in this Agreement.

         11.8 Severability. In the event any provision of this Agreement shall finally be determined by a competent court or tribunal to be unlawful or unenforceable, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful or unenforceable, there shall be substituted a provision of similar meaning reflecting the original intent of the parties to the extent permissible under applicable laws.

         11.9 No Third Parties. This Agreement is not intended to, and shall not, create any rights in or confer any benefits upon any person other than the parties hereto.

         11.10 Incorporation by Reference. The Appendices to this Agreement and the Schedules constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

         11.11 Governing Law. This Agreement will be governed by and construed in accordance with the internal substantive laws prevailing in the State of New Jersey, except where the substantive laws of another jurisdiction mandatorily apply.

         11.12 Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the others.

         11.13 Complete Agreement. This Agreement sets forth the entire understanding or the parties hereto with respect to the subject matter hereof and supersedes all agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

     IN WITNESS WHEREOF, SKF USA Inc. and WALDES TRUARC, INC. have each caused this Agreement to be executed by their respective duly authorized officers and have caused their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.


                                  SKF USA Inc.


                             By:  /s/ Allen G. Belenson
                                  ---------------------------------
                                  Allen G. Belenson, Vice President

(Corporate Seal)


     Attest:


By: /s/ Timothy D. Gifford
    ---------------------------------------
    Timothy D. Gifford, Assistant Secretary


                                  WALDES TRUARC, INC.


                             By: /s/ Chandler J. Moisen
                                 ----------------------------------
                                 Chandler J. Moisen, Vice President
(Corporate Seal)


     Attest:


By: /s/ Valentina Doss
    -------------------------
    Valentina Doss, Secretary

                                                                      Appendix A

                              CERTAIN DEFINITIONS

     The following terms have the meanings set forth below where used in the Agreement and identified with initial capital letters:

Acquired Assets         As defined in Section 1.2 of the Agreement

Agreement               As defined in the Preamble to the Agreement

Assumed Liabilities     As defined in Section 1.4 of the Agreement

Business                As defined in Recital A to the Agreement

Closing                 As defined in Section 2.3(a) of the Agreement

Closing Date            As defined in Section 2.3(b) of the Agreement

Default An occurrence which constitutes, or with notice or lapse of time would constitute, a breach or default under a contract, order, or other commitment.

Division                As defined in Recital A to the Agreement

Encumbrance             Any encumbrance or lien, including, without limitation,
                        any mortgage, judgment lien, materialman's lien, mechanic's lien, security interest, encroachment, undisclosed lease, zoning violation, easement, or other restriction, in each case having a material adverse effect on the thing or right so encumbered.

Excluded Assets         As defined in Section 1.3 of the Agreement

Excluded Liabilities    As defined in Section 1.5 of the Agreement

Intellectual Property   As defined in Section 3.23 of the Agreement

Material Contract       As defined in Section 3.16 of the

                        Agreement

Material Event          Any event, condition, circumstance, change, or
                        occurrence which has had a material and adverse effect on the Business or the properties, assets, liabilities
                        (fixed or otherwise) or condition (financial or otherwise) of the Business, including, without limitation, any of the same resulting from any --

                        (1) act of God, flood, windstorm, earthquake, accident, fire, explosion, casualty, riot, labor strike, requisition or taking of property by governmental authority, war, embargo, or other event outside Seller's control;

                        (2) termination, cancellation, or substantial modification of any contract, commitment, obligation, or business relationship; or

                        (3) Default by Seller under any contract, commitment, or other obligation.

Ownership               Such ownership as confers upon the person having it good
                        and marketable title to and control over the thing or right owned, free and clear of any and all Encumbrances except Permitted Encumbrances.

Pension Plans           As defined in Section 9.2 of the Agreement

Products                As defined in Recital A to the Agreement

Purchase Price          As defined in Section 2.1 of the Agreement

Purchaser               As defined in the Preamble to the Agreement

Seller                  As defined in the Preamble to the Agreement

Union Local 431 of the International Union of Electronic, Electrical, Technical, Salaried, and Machine Workers (AFL-CIO).

Union Contract          Collective Bargaining Agreement between Seeger, Inc. and
                        Local 431 of the International Union of Electronic,
                        Electrical, Technical, Salaried, and Machine Workers
                        (AFL-CIO) For the Term January 1, 1993 through December
                        31, 1995.